UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 6, 2017

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 4th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Nicholas Radesca

On October 6, 2017, Nicholas Radesca notified the board of directors (the “Board”) of Global Net Lease, Inc. (the “Company”) that he intends to retire and therefore resign from his positions as chief financial officer, secretary and treasurer of the Company, Global Net Lease Advisors, LLC (the “Advisor”), the Company’s advisor, and Global Net Lease Properties, LLC (the "Property Manager"), the Company's property manager. Mr. Radesca’s resignations will be effective on the later of (i) November 15, 2017, and (ii) the day after the date the Company files its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. In addition, Mr. Radesca is expected to enter into an agreement with the Advisor to provide certain consulting services to the Advisor through June 30, 2018.

There were no disagreements between Mr. Radesca and the Company or the Advisor. Mr. Radesca advised the Company he will no longer be responsible for any part of any registration statement filed by the Company pursuant to and consistent with 15 U.S.C.§ 77k(b)(l).

Election of Christopher J. Masterson as Chief Financial Officer, Secretary and Treasurer

On October 6, 2017, the Board unanimously elected Christopher J. Masterson, currently the chief accounting officer of the Company, as chief financial officer, secretary and treasurer of the Company, effective upon the effectiveness of Mr. Radesca’s resignation. Mr. Masterson has also been appointed as chief financial officer, secretary and treasurer of the Advisor and the Property Manager, effective upon the effectiveness of Mr. Radesca’s resignation. In his new role, Mr. Masterson will focus exclusively on the Company, and he will not play any role with any other entity sponsored or advised by affiliates of the Advisor.

Mr. Masterson, 35, joined AR Global Investments, LLC, the parent of the Advisor, in February 2013 and served in various accounting roles, including as chief accounting officer for the Company from September 2017 to October 2017, as chief accounting officer for American Finance Trust, Inc. from December 2016 to October 2017, as chief accounting officer for American Realty Capital – Retail Centers of America, Inc. from December 2016 to February 2017, as controller for Business Development Corporation of America from February 2013 to March 2016, and as controller for Realty Finance Trust, Inc. from March 2016 to September 2016. Mr. Masterson also previously served as chief financial officer of BDCA Adviser II LLC from November 2016 through June 2017. From October 2006 to February 2013, Mr. Masterson worked at Goldman Sachs & Co., where he most recently served as a vice president in the Merchant Banking Division Controllers team. From August 2004 until October 2006, Mr. Masterson worked as an auditor at KPMG LLP. Mr. Masterson is a certified public accountant in New York State, holds a Bachelors in Business Administration from the University of Notre Dame and an M.B.A. from New York University. Mr. Masterson, as an executive officer of the Company, the Advisor and the Property Manager, may be deemed to have a material interest in transactions involving the Company and the Advisor or the Property Manager reported under Item 404(a) of Regulation S-K and described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission the (“SEC”) on March 28, 2017.

Item 7.01.	Regulation FD Disclosure.

On October 10, 2017, the Company issued a press release with respect to the matters described in this Current Report on Form 8-K. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Such press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Forward-Looking Statements

The statements in this Current Report on Form 8-K that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions indicate a forward-looking statement, although not all forward-looking statements include these words. Actual results may differ materially from those contemplated by such forward-looking statements including those set forth in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated October 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2017	By:	/s/ James L. Nelson
	Name:	James L. Nelson
	Title:	Chief Executive Officer and President